Exhibit 99.1

Chanticleer Holdings Reports 2014 Second Quarter Earnings

22.9% Restaurant Revenue Increase and 32.9% Increase in Restaurant EBITDA Quarter-Over-Quarter

CHARLOTTE, NC – August 14, 2014 — Chanticleer Holdings, Inc. (NASDAQ: HOTR) (“Chanticleer,” or the ”Company”), owner and operator of multiple restaurant brands internationally and domestically, announces its financial results for the second quarter ended June 30, 2014 (“Q2”).

Restaurant revenue for Q2 2014 increased to $6.82 million, compared to $1.64 million in the comparable period in 2013, and increased 22.9% quarter-over-quarter from $5.55 million in the previous quarter ended March 31, 2014 (“Q1”). Restaurant revenue for the six months ended June 30, 2014 increased to $12.37 million, compared to $3.28 million in the comparable period in 2013, an increase of 276.6%.The sequential increase from Q1 2014 as well as the year-to-date increases are attributable mostly to our acquisitions of the Hooters restaurants in the Pacific Northwest on January 31, 2014 and the increase in our ownership in our Hooters restaurant in Campbelltown, Australia on April 1, 2014 (collectively, the “2014 Acquisitions”).

Restaurant cost of sales for Q2 2014 were 36.0% compared to 38.7% in the comparable period in 2013 and 35.8% in Q1 2014. Restaurant cost of sales for the six months ended June 30, 2014 were 35.9% compared to 38.5% in the comparable period in 2013. The Company anticipates continuing quarter-over-quarter gross profit margin decreases across its restaurant territories and brands throughout the remainder of 2014.

Restaurant operating expenses for Q2 2014 were $4.01 million, or 58.8% of restaurant revenue, compared to $932,250, or 56.8% of restaurant revenue, in the comparable period in 2013 and 59.2% in Q1 2014. Restaurant operating expenses for the six months ended June 30, 2014 were $7.29 million, or 59.0% of restaurant revenue, compared to $1.91 million, or 58.2% of restaurant revenue, in the comparable period in 2013. The increases in restaurant operating expenses in 2014 are attributable largely to the 2014 Acquisitions. General and administrative expenses (“G&A”) for Q2 2014 were $1.25 million, or 18.0% of total revenue, compared to $645,648, or 38.8% of total revenue, in the comparable period in 2013. G&A for the six months ended June 30, 2014 were $2.86 million, or 22.8% of total revenue, compared to $1.37 million, or 41.0% of total revenue, in the comparable period in 2013. The dollar increase in G&A was primarily due to increased payroll, professional and consulting fees related to our growth both for the Company and its subsidiaries.

Restaurant EBITDA, a non-GAAP measure,* for Q2 2014 increased to $451,776, compared to $74,707 in the comparable period in 2013, and increased 32.9% sequentially from $339,926 in Q1 2014. Restaurant EBITDA for the six months ended June 30, 2014 increased to $791,702, compared to $111,349 in the comparable period in 2013.

The Company had an increase in quarter-over-quarter net loss to $1.54 million in Q2 from a net loss of $1.45 million in Q1. The Company had a decrease in net loss per share sequentially, to a net loss of $0.22 per share in Q2 from a net loss of $0.24 per share in Q1. The Company had a net loss of $2.99 million (net loss of $0.47 per share) and a net loss of $1.50 million (net loss of $0.39 per share) for the six months ended June 30, 2014 and 2013, respectively. The Company incurred approximately $261,000 of pre-opening expenses in Q2 2014, primarily attributable to two of our restaurant sites in Australia. One of the Australia locations has since opened in Surfers Paradise and the other location in Townsville is expected to open in late September 2014. Management is hopeful that the Company will have positive adjusted EBITDA, a non-GAAP measure,* in the fourth quarter of 2014, although there is no assurance this will occur.

To date, Chanticleer has twenty-five restaurants worldwide, including its most recent opening of a Hooters restaurant in Surfers Paradise, Australia and the acquisition of 60% ownership interest of Australia Hooters franchisee, TMIX Management Australia Pty, Ltd, which includes Hooters restaurants in Parramatta and Penrith, both suburbs of Sydney. The Company continues to build its portfolio of brands/concepts, expecting four additional restaurants by 2014 year end, through organic growth or acquisitions.

Mike Pruitt, Chairman and Chief Executive Officer, commented, “We are pleased with our current growth rate, already exceeding full year 2013 restaurant revenue in just the first six months of 2014. Our brands continue to improve quarter-over-quarter led by our Hooters South Africa market, Hooters Nottingham and Just Fresh. We are excited to see the growth in our Company with our current restaurant portfolio averaging $700,000 in net sales per week for the last several weeks, highlighted by our Surfers Paradise location which has been top three international Hooters location each of the first four weeks of being open. With our top-line growth and continued operating improvements, we are closer to our goal of being adjusted EBITDA positive by year-end.”

For full disclosure relating to our second quarter financial information, please refer to Chanticleer’s Quarterly Report on Form 10-Q, filed with the SEC on August 14, 2014, available online at www.sec.gov.

*Adjusted EBITDA and restaurant EBITDA are non-GAAP financial measures – see “Use of Non-GAAP Measures” below and see the reconciliation of GAAP to adjusted EBITDA and restaurant EBITDA in the table accompanying this release.

Use of Non-GAAP Measures

Chanticleer Holdings, Inc. prepares its condensed consolidated financial statements in accordance with United States generally accepted accounting principles (”GAAP”). In addition to disclosing financial results prepared in accordance with GAAP, the Company discloses information regarding adjusted EBITDA and restaurant EBITDA, which differ from the term EBITDA as it is commonly used. In addition to adjusting net income (loss) from continuing operations to exclude taxes, interest, and depreciation and amortization, adjusted EBITDA and restaurant EBITDA also exclude pre-opening costs for our restaurants, non-cash expenses for services, change in fair value of derivative liability and gain on extinguishment of debt. Adjusted EBITDA and restaurant EBITDA are not measures of performance defined in accordance with GAAP. However, adjusted EBITDA and restaurant EBITDA are used internally in planning and evaluating the company's operating performance. Accordingly, management believes that disclosure of these metrics offers investors, bankers and other stakeholders an additional view of the company's operations that, when coupled with the GAAP results, provides a more complete understanding of the Company's financial results.

Adjusted EBITDA and restaurant EBITDA should not be considered as alternatives to net loss or to net cash used in operating activities as a measure of operating results or of liquidity. It may not be comparable to similarly titled measures used by other companies, and it excludes financial information that some may consider important in evaluating the company's performance. A reconciliation of GAAP net income (loss) to adjusted EBITDA and restaurant EBITDA is included in the accompanying financial schedules.

About Chanticleer Holdings, Inc.

Headquartered in a Charlotte, NC, Chanticleer Holdings, Inc. (HOTR), together with its subsidiaries, owns and operates restaurant brands in the United States and internationally. The Company is a franchisee owner of Hooters® restaurants in international markets including Australia, England, South Africa, Hungary, and Brazil., and recently acquired two Hooters restaurants in the United States. The Company also owns and operates American Roadside Burgers, Spoon Bar & Kitchen and owns a majority interest in Just Fresh restaurants in the U.S.

For further information, please visit www.chanticleerholdings.com

Facebook: www.Facebook.com/ChanticleerHOTR

Twitter: http://Twitter.com/ChanticleerHOTR

Google+: https://plus.google.com/u/1/b/118048474114244335161/118048474114244335161/posts

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  In some cases, you can identify these forward-looking statements by the words “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “target,” “aim,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “could,” or the negative of these words and other comparable words. Forward-looking statements are based on expectations, forecasts, and assumptions by our management and involve a number of risks, uncertainties, and other factors that could cause actual results to differ materially from those stated, including, without limitation:

•	Operating losses continuing for the foreseeable future; we may never be profitable;
•	Inherent risks in expansion of operations, including our ability to acquire additional territories, generate profits from new restaurants, find suitable sites and develop and construct locations in a timely and cost-effective way;
•	General risk factors affecting the restaurant industry, including current economic climate, costs of labor and food prices;
•	Intensive competition in our industry and competition with national, regional chains and independent restaurant operators;
•	Our rights to operate and franchise Hooters-branded restaurants are dependent on the Hooters’ franchise agreements;
•	Our business depends on our relationship with Hooters;
•	We do not have full operational control over the businesses of our franchise partners;
•	Failure by Hooters to protect its intellectual property rights, including its brand image;
•	Our business has been adversely affected by declines in discretionary spending and may be affected by changes in consumer preferences;
•	Increases in costs, including food, labor and energy prices;
•	Our business and the growth of our Company is dependent on the skills and expertise of management and key personnel;
•	Constraints could effect our ability to maintain competitive cost structure, including, but not limited to labor constraints;
•	Work stoppages at our restaurants or supplier facilities or other interruptions of production;
•	Our food service business and the restaurant industry are subject to extensive government regulation;
•	We may be subject to significant foreign currency exchange controls in certain countries in which we operate;
•	Inherent risk in foreign operation;
•	We may not attain our target development goals and aggressive development could cannibalize existing sales;
•	Current conditions in the global financial markets and the distressed economy;
•	A decline in market share or failure to achieve growth;
•	Unusual or significant litigation, governmental investigations or adverse publicity, or otherwise;
•	Adverse effects on our operations resulting from the current class action litigation in which the Company is one of several defendants;
•	Adverse effects on our results from a decrease in or cessation or clawback of government incentives related to investments; and
•	Adverse effects on our operations resulting from certain geo-political or other events.

Chanticleer cannot be certain that any expectation, forecast, or assumption made in preparing any forward-looking statements will prove accurate, or that any projection will be realized.  It is to be expected that there will be differences between projected and actual results.  The statements in this press release are made as of the date of this press release, even if subsequently made available by the Company on its web site or otherwise.  We undertake no obligation to update the forward-looking statements provided to reflect events or circumstances that occur after the date on which they were made.  Further information on our business, including important factors which could affect actual results are discussed in the Company's filings with the SEC, including its Annual Report on Form 10-K under the headings "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

Contact:

Chanticleer Holdings, Inc.

Mike Pruitt, Chairman/CEO

Phone: 704.366.5122 x 1

mp@chanticleerholdings.com

Eric Lederer, CFO

Phone: 704.366.5736

elederer@chanticleerholdings.com

Press Information:

Chanticleer Holdings, Inc.

Investor Relations

Phone: 704.366.5122

ir@chanticleerholdings.com

Chanticleer Holdings, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

	June 30,	December 31,
	2014	2013
	(Unaudited)
ASSETS
Current assets:
Cash	$273,378	$442,694
Accounts receivable	118,354	227,181
Other receivable	45,210	50,380
Inventories	475,459	381,408
Due from related parties	113,481	116,305
Prepaid expenses and other current assets	552,490	495,165
TOTAL CURRENT ASSETS	1,578,372	1,713,133
Property and equipment, net	12,697,117	5,620,189
Goodwill	9,182,241	6,496,756
Intangible assets, net	3,608,516	3,424,632
Investments at fair value	35,362	55,112
Other investments	1,550,000	2,491,963
Deposits and other assets	517,526	285,821
TOTAL ASSETS	$29,169,134	$20,087,606

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current maturities of long-term debt and notes payable	$1,959,579	$835,454
Current maturities of convertible note payable, net of discount of $210,083	289,917	-
Derivative liability	1,734,500	2,146,000
Accounts payable and accrued expenses	3,572,145	2,425,873
Current maturities of capital leases payable	58,630	59,162
Deferred rent	111,722	53,303
Loan payable	1,571,646	-
Due to related parties	12,191	12,191
TOTAL CURRENT LIABILITIES	9,310,330	5,531,983
Convertible notes payable, net of discount of $ 2,083,333 and $2,583,333, respectively	916,667	416,667
Capital leases payable, less current maturities	73,033	105,918
Deferred rent	1,852,611	1,055,138
Deferred tax liabilities	1,275,317	1,340,000
Long-term debt, less current maturities	180,874	398,906
TOTAL LIABILITIES	13,608,832	8,848,612
Commitments and contingencies

Stockholders' equity:
Common stock: $0.0001 par value; authorized 45,000,000 shares; issued and outstanding 6,499,433 and 5,387,897 shares at June 30, 2014 and December 31, 2013, respectively	652	541
Additional paid in capital	31,159,996	25,404,994
Other comprehensive loss	(30,339)	(88,370)
Accumulated deficit	(17,334,191)	(14,472,816)
Non-controlling interest	1,764,184	394,645
TOTAL STOCKHOLDERS' EQUITY	15,560,302	11,238,994
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$29,169,134	$20,087,606

Chanticleer Holdings, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(Unaudited)

	For the Three Months Ended
	June 30,
	2014	2013
Revenue:
Restaurant sales, net	$6,818,932	$1,641,043
Gaming sales, net	75,724	-
Management fee income - non-affiliates	25,151	25,000
Total revenue	6,919,807	1,666,043
Expenses:
Restaurant cost of sales	2,454,626	635,348
Restaurant operating expenses	4,012,399	932,250
Restaurant pre-opening expenses	260,981	10,201
General and administrative expenses	1,245,660	645,648
Depreciation and amortization	412,487	129,876
Total expenses	8,386,153	2,353,323
Loss from operations	(1,466,346)	(687,280)
Other income (expense)
Equity in losses of investments	-	(18,806)
Realized gains	4,127	-
Miscellaneous income	4,552	1,263
Change in fair value of derivative liabilities	272,100	-
Interest expense	(350,760)	(18,443)
Total other expense	(69,981)	(35,986)
Loss from operations before income taxes	(1,536,327)	(723,266)
Expense for income taxes	1,379	12,106
Net loss	(1,537,706)	(735,372)
Less: Net loss attributable to non-controlling interest	126,642	28,428
Net loss attributable to Chanticleer Holdings, Inc.	$(1,411,064)	$(706,944)

Other comprehensive income (loss):
Unrealized loss on available-for-sale securities (none applies to non-controlling interest)	$(3,809)	$(13,202)
Foreign translation income	15,419	41,400
Other comprehensive loss	$(1,399,454)	$(678,746)

Net loss attributable to Chanticleer Holdings, Inc. per common share, basic and diluted:	$(0.22)	$(0.19)
Weighted average shares outstanding, basic and diluted	6,329,406	3,701,928

Chanticleer Holdings, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(Unaudited)

	For the Six Months Ended
	June 30,
	2014	2013
Revenue:
Restaurant sales, net	$12,365,870	$3,283,165
Gaming income, net	131,235	-
Management fee income - non-affiliates	50,151	50,000
Total revenue	12,547,256	3,333,165
Expenses:
Restaurant cost of sales	4,437,907	1,263,236
Restaurant operating expenses	7,294,226	1,912,405
Restaurant pre-opening expenses	260,981	10,201
General and administrative expenses	2,860,453	1,365,848
Depreciation and amortization	777,375	244,100
Total expenses	15,630,942	4,795,790
Loss from operations	(3,083,686)	(1,462,625)
Other income (expense)
Equity in losses of investments	(40,694)	(33,053)
Gain on extinguishment of debt	-	70,900
Miscellaneous income	7,838	3,825
Realized gains	101,472	-
Change in fair value of derivative liabilities	704,200	-
Interest expense	(687,541)	(55,386)
Total other income (expense)	85,275	(13,714)
Loss from operations before income taxes	(2,998,411)	(1,476,339)
(Provision) expense for income taxes	(7,509)	21,197
Consolidated net loss	(2,990,902)	(1,497,536)
Less: Net loss attributable to non-controlling interest	129,528	52,759
Net loss attributable to Chanticleer Holdings, Inc.	$(2,861,374)	$(1,444,777)

Other comprehensive loss (income):
Unrealized loss on available-for-sale securities (none applies to non-controlling interest)	$(15,527)	$(36,966)
Foreign translation income (loss)	51,165	54,916
Other comprehensive loss	$(2,825,736)	$(1,426,827)

Net loss per attributable to Chanticleer Holdings, Inc. per common share, basic and diluted:	$(0.47)	$(0.39)
Weighted average shares outstanding, basic and diluted	6,152,931	3,700,420

Reconciliation of net loss to Adjusted EBITDA
Unaudited
Three months ended June 30, 2014:	Restaurants only
	South Africa	Hungary	ARB	Nottingham	Australia	JF	Hoot Pac NW	Spoon	Management	Totals
GAAP net income (loss)	$(108,124)	$(34,621)	$(392,808)	$54,830	$(280,568)	$7,549	$(49,308)	$(68,800)	$(665,856)	$(1,537,706)
G&A to management	177,548	27,212	125,102	70,516	28,295	92,362	72,012	6,000	(599,047)	-
GAAP net income (loss)	69,424	(7,409)	(267,706)	125,346	(252,273)	99,911	22,704	(62,800)	(1,264,903)	$(1,537,706)
Interest expense (income)	12,795	-	477	32	-	4	-	-	337,452	350,760
Change in fair value of derivative liablility	-	-	-	-	-	-	-	-	(272,100)	(272,100)
Non-cash expenses related to services	-	-	-	-	-	-	-	-	124,275	124,275
Pre-opening expenses	12,515	-	-	-	247,918	548	-	-	-	260,981
Depreciation and amortization	92,609	25,697	132,936	3,000	21,960	47,660	56,501	30,415	1,709	412,487
Income taxes	22,238	-	-	17,274	-	-	-	-	(38,133)	1,379
Adjusted EBITDA	$209,581	$18,288	$(134,293)	$145,652	$17,605	$148,123	$79,205	$(32,385)	$(1,111,700)	$(659,924)
Total Restaurants EBITDA								$451,776
Change in EBITDA from Q1 - total restaurants								$111,850

Change in EBITDA from Q1 - restaurants	$103,572	$19,661	$4,709	$23,290	$17,605	$(13,586)	$(17,152)	$(26,249)	$166,574	$278,424

Three months ended June 30, 2013:

	South Africa	Hungary							Management	Totals
GAAP net income (loss)	$(122,536)	$(76,728)							$(536,108)	$(735,372)
G&A to management	71,119	39,985							(111,104)	-
GAAP net income (loss)	(51,417)	(36,743)							(647,212)	(735,372)
Interest expense	11,769	-							6,673	18,442
Pre-opening costs	10,201	-							-	10,201
Depreciation and amortization	97,081	31,710							1,085	129,876
Income taxes	12,106	-							-	12,106
Adjusted EBITDA	$79,740	$(5,033)							$(639,454)	$(564,747)
Total Restaurants EBITDA								$74,707

Six months ended June 30, 2014:	Restaurants only
	South Africa	Hungary	ARB	Nottingham	Australia	JF	Hoot Pac NW	Spoon	Management	Totals
GAAP net loss	$(198,902)	$(112,366)	$(809,636)	$105,015	$(280,568)	$56,960	$(38,057)	$(101,213)	$(1,612,135)	$(2,990,902)
G&A to management	257,573	79,888	271,529	123,839	28,295	159,105	119,952	12,000	(1,052,181)	-
GAAP net loss	58,671	(32,478)	(538,107)	228,854	(252,273)	216,065	81,895	(89,213)	(2,877,678)	$(3,204,264)
Interest expense (income)	25,273	-	903	-	-	-	-	-	661,414	687,590
Change in fair value of derivative liablility	-	-	-	-	-	-	-	-	(704,200)	(704,200)
Non-cash expenses related to services	-	-	-	-	-	-	-	-	375,507	375,507
Pre-opening expenses	12,515	-	-	-	247,918	548	-	-	-	260,981
Depreciation and amortization	195,117	49,393	263,909	6,000	21,960	93,219	93,667	50,692	3,418	777,375
Income taxes	24,014	-	-	33,160	-	-	-	-	(64,683)	(7,509)
Adjusted EBITDA	$315,590	$16,915	$(273,295)	$268,014	$17,605	$309,832	$175,562	$(38,521)	$(2,606,222)	$(1,814,520)
Total Restaurants EBITDA								$791,702

Six months ended June 30, 2013:	Restaurants only
	South Africa	Hungary							Management	Totals
Net loss from continuing operations	$(194,026)	$(155,031)							$(1,148,479)	$(1,497,536)
G&A to management segment	157,347	79,246							(236,593)	-
GAAP net loss	(36,679)	(75,785)							(1,385,072)	(1,497,536)
Interest expense	22,490	-							32,896	55,386
Pre-opening expenses	10,201	-							-	10,201
Gain on debt extinguishment	(70,900)									(70,900)
Depreciation and amortization	184,953	55,872							3,275	244,100
Income taxes	21,197	-							-	21,197
Adjusted EBITDA	$131,262	$(19,913)							$(1,348,901)	$(1,237,552)
Total Restaurants EBITDA								$111,349